Exhibit 99.01
Cadence Reports Third Quarter 2026 Financial Results
Raising 2026 Revenue Growth Outlook to 21% and Non-GAAP EPS to $8.40
Q3 Recurring Revenue Up 18% YoY, Record Backlog of $8.2 Billion

SAN JOSE, Calif. — October 26, 2026 — Cadence (Nasdaq: CDNS) today announced results for the third quarter of 2026.
Third Quarter 2026 Financial Results
•Revenue of $1.633 billion, compared to revenue of $1.339 billion in Q3 2025
•GAAP operating margin of 26.2%, compared to 31.8% in Q3 2025
•Non-GAAP operating margin of 44.1%, compared to 47.6% in Q3 2025
•GAAP diluted net income per share of $1.05, compared to $1.05 in Q3 2025
•Non-GAAP diluted net income per share of $2.11, compared to $1.93 in Q3 2025
•Cadence used $400 million to repurchase Cadence shares. Underscoring Cadence's continued commitment to returning capital to shareholders, Cadence's Board of Directors has authorized an additional $2.5 billion for Cadence's share repurchase program.
•Quarter-end backlog was $8.2 billion and revenue expected to be recognized in the next 12 months from remaining performance obligations was $4.2 billion.

“Cadence delivered an outstanding third quarter. With broad-based business momentum, expanding technology leadership and a record backlog, we are raising our 2026 revenue outlook to 21% year-over-year growth,” said Anirudh Devgan, president and chief executive officer. “With the launch of Maestro, our portfolio of domain specialized AI models for chip and system design, and the accelerating deployment of our AI Super Agents, Cadence is exceptionally well positioned to capitalize on the transformational Agentic AI opportunity.”

“Q3 revenue grew 22% year-over-year, with strong double-digit growth across all product categories, driven by growing momentum from AI-driven designs,” said John Wall, senior vice president and chief financial officer. “With record backlog of $8.2 billion and continued strength in recurring revenue, we are poised to deliver a strong 2026.”

CFO Commentary
Commentary on the third quarter of 2026 financial results by John Wall, senior vice president and chief financial officer, is available at www.cadence.com/cadence/investor_relations.
Business Outlook
For fiscal year 2026, the company expects:
•Revenue in the range of $6.387 billion to $6.417 billion
•GAAP operating margin in the range of 28.2% to 29.2%
•Non-GAAP operating margin in the range of 44.2% to 45.2%
•GAAP diluted net income per share in the range of $4.84 to $4.90
•Non-GAAP diluted net income per share in the range of $8.37 to $8.43
The company utilizes a long-term projected non-GAAP tax rate, which reflects currently available information, as well as other factors and assumptions. The non-GAAP tax rate is subject to change for a variety of reasons, including the rapidly evolving global tax environment, significant changes in the company’s geographic earnings mix, or other changes to the company’s strategy or business operations. The company expects to use the current normalized non-GAAP tax rate through fiscal 2026 but will re-evaluate this rate periodically for significant items that may materially affect its projections.
Reconciliations of the financial results and business outlook from GAAP operating margin, GAAP net income and GAAP diluted net income per share to non-GAAP operating margin, non-GAAP net income and non-GAAP diluted net income per share, respectively, are included in this press release. Revenue growth outlook is based on the midpoint of the range.

Business Highlights
•Launched Maestro, a portfolio of domain-specialized AI models purpose-built for chip and system design, delivering initial workflow results of up to 30% higher quality and 5X greater token efficiency versus general-purpose foundation models, with several customer deployments underway
•Cadence AI Super Agents continued to gain momentum with more than 100 active customer engagements, delivering significant productivity and design improvements across digital, analog and custom, and system design workflows
•Core EDA revenue grew 20% year-over-year, driven by broad-based strength across the portfolio, including 16 new digital and signoff full-flow wins and growing adoption among memory and hyperscaler customers
•Hardware delivered another record quarter, fueled by meaningful expansions with marquee customers and strong growth in Cadence's hardware cloud offering
•IP revenue increased 24% year-over-year, driven by strong demand for Cadence's differentiated Star IP portfolio across interface, memory and foundation IP, and continued engagement with leading hyperscalers, semiconductor companies and foundries
•System Design and Analysis revenue grew 30% year-over-year, driven by continued strength in Cadence’s PCB and advanced packaging solutions, strong adoption of the Millennium platform and growing momentum across Cadence's physical SDA portfolio

Audio Webcast Scheduled
Anirudh Devgan, president and chief executive officer, and John Wall, senior vice president and chief financial officer, will host the third quarter 2026 financial results audio webcast today, October 26, 2026, at 2 p.m. (Pacific) / 5 p.m. (Eastern). Attendees are asked to register at the website at least 10 minutes prior to the scheduled webcast. An archive of the webcast will be available starting October 26, 2026 at 5 p.m. (Pacific) and ending December 17, 2026 at 5 p.m. (Pacific). Webcast access is available at www.cadence.com/cadence/investor_relations.
About Cadence
Cadence is a market leader in AI and digital twins, pioneering the application of computational software to accelerate innovation in the engineering design of silicon to systems. Our design solutions, based on Cadence’s Intelligent System Design™ strategy, are essential for the world’s leading semiconductor and systems companies to build their next-generation products from chips to full electromechanical systems that serve a wide range of markets, including hyperscale computing, mobile communications, automotive, aerospace, industrial, life sciences and robotics. In 2025, Cadence was recognized by Fortune as one of the world’s top 100 best companies to work for. Cadence solutions offer limitless opportunities—learn more at www.cadence.com.

© 2026 Cadence Design Systems, Inc. All rights reserved worldwide. Cadence, the Cadence logo and the other Cadence marks found at www.cadence.com/go/trademarks are trademarks or registered trademarks of Cadence Design Systems, Inc. All other trademarks are the property of their respective owners.

This press release and related webcast contain forward-looking statements, including Cadence’s outlook on future operating results, financial condition, strategic objectives, capital allocation and share repurchase program, business model and prospects, technology and product developments and performance, customer adoption and demand, strategic relationships, backlog, industry trends and Cadence's ability to capitalize on them, market dynamics and market growth, tax rates, legislative and regulatory developments and other statements using words such as “anticipates,” “believes,” “expects,” “intends,” “plans,” “will,” and words of similar import and the negatives thereof. Forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside Cadence’s control, and which may cause actual results to differ materially from expectations expressed or implied in the forward-looking statements, including, among others: (i) Cadence’s ability to compete successfully in the highly competitive industries in which it operates and realize the benefits of its investments in research and development, including opportunities presented by AI; (ii) the success of Cadence’s efforts to maintain and improve operational efficiency and growth; (iii) the mix of products and services sold, the timing of orders and deliveries and the ability to develop, install or deliver Cadence’s products or services; (iv) changes in customer demands or supply constraints that could result in delays in purchases, development, installations or deliveries of Cadence’s products or services, including those resulting from consolidation, restructurings and other operational efficiency improvements of Cadence’s customers; (v) economic, geopolitical and industry conditions, including export controls, tariffs, other trade restrictions and other government regulations, as well as rising tensions, armed conflicts around the world, increased energy costs and supply chain constraints; (vi) changes in tax laws, interest rate and currency exchange rate fluctuations, inflation rates, Cadence’s increased debt levels and obligations and Cadence’s ability to repay debt or access capital and debt markets in the future; (vii) legislative or regulatory requirements; (viii) Cadence’s acquisition of other companies, businesses or technologies or the failure to successfully integrate and operate them; (ix) harm caused by compromises in cybersecurity and cybersecurity attacks; (x) capital expenditure requirements and events that affect cash flow, liquidity or reserves, or estimates Cadence may take from time to time with respect to accounts receivable, taxes and tax examinations, litigation, regulatory or other matters; (xi) the effects of any litigation, regulatory, tax or other proceedings to which Cadence is or may become a party or to which Cadence or its products, services, technologies or properties are subject, including Cadence’s ongoing obligations under its July 2025 settlement agreements with the U.S. Department of Justice (“DOJ”) and Bureau of Industry and Security (“BIS”), any further inquiries or adverse actions by the DOJ, BIS or other foreign governmental authorities and any impact of the settlements on Cadence’s operations and business dealings; and (xii) Cadence’s ability to successfully meet any environmental, social and governance targets and practices. In addition, the timing and amount of Cadence’s repurchases of its common stock are subject to business and market conditions, corporate and regulatory requirements, stock price, acquisition opportunities and other factors. Cadence's share repurchase program may be modified, suspended or terminated without prior notice.

For a detailed discussion of these and other cautionary statements related to Cadence and its business, please refer to Cadence’s filings with the U.S. Securities and Exchange Commission, including its most recent report on Form 10-K, subsequent reports on Form 10-Q and future filings.
All forward-looking statements in this press release are based on management's expectations as of the date of this press release and, except as required by law, Cadence disclaims any obligation to update these forward-looking statements to reflect future events or circumstances.

GAAP to Non-GAAP Reconciliation

Non-GAAP financial measures should not be considered as a substitute for or superior to measures of financial performance prepared in accordance with generally accepted accounting principles, or GAAP. Investors are encouraged to review the reconciliation of non-GAAP measures contained within this press release with their most directly comparable GAAP results. Investors are also encouraged to look at the GAAP results as the best measure of financial performance.

To supplement Cadence’s financial results presented on a GAAP basis, Cadence management uses non-GAAP measures that it believes are helpful in understanding Cadence’s performance. One such measure is non-GAAP net income, which is a financial measure not calculated under GAAP. Non-GAAP net income is calculated by Cadence management by taking GAAP net income and excluding, as applicable, amortization of intangible assets, stock-based compensation expense, acquisition and integration-related costs including retention expenses, income or expenses related to foreign currency forward exchange contract and settlement associated with an acquisition, investments, divestitures and Cadence’s non-qualified deferred compensation plan, restructuring, loss related to contingent liability and other significant items not directly related to Cadence’s core business operations, and the income tax effect of non-GAAP pre-tax adjustments.

Cadence management uses non-GAAP net income because it excludes items that are generally not directly related to the performance of Cadence’s core business operations and therefore provides supplemental information to Cadence management and investors regarding the performance of the business operations, facilitates comparisons to the historical operating results and allows the review of Cadence's business from the same perspective as Cadence management, including forecasting and budgeting.
The following tables reconcile the specific items excluded from GAAP operating margin, GAAP net income and GAAP net income per diluted share in the calculation of non-GAAP operating margin, non-GAAP net income and non-GAAP net income per diluted share for the periods shown below:

Operating Margin Reconciliation	Three Months Ended
	September 30, 2026	September 30, 2025
	(unaudited)
GAAP operating margin as a percent of total revenue	26.2%	31.8%
Reconciling items to non-GAAP operating margin as a percent of total revenue:
Stock-based compensation expense	8.9%	8.7%
Amortization of acquired intangibles	4.9%	1.9%
Acquisition and integration-related costs	1.5%	2.8%
Restructuring	2.6%	2.0%
Non-qualified deferred compensation expenses (credits)	0.0%	0.4%
Non-GAAP operating margin as a percent of total revenue	44.1%	47.6%

Net Income Reconciliation	Three Months Ended
	September 30, 2026	September 30, 2025
(in thousands)	(unaudited)
Net income on a GAAP basis	$289,747	$287,122
Stock-based compensation expense	144,763	116,073
Amortization of acquired intangibles	79,870	25,984
Acquisition and integration-related costs	25,031	37,295
Restructuring	42,159	27,394
Non-qualified deferred compensation expenses (credits)	(42)	5,760
Other income or expense related to foreign currency forward exchange contract and settlement associated with an acquisition	—	18,561
Other income or expense related to investments, divestitures and non-qualified deferred compensation plan assets	(2,886)	8,741
Income tax effect of non-GAAP adjustments	3,545	1,283
Net income on a non-GAAP basis	$582,187	$528,213

Diluted Net Income Per Share Reconciliation	Three Months Ended
	September 30, 2026	September 30, 2025
(in thousands, except per share data)	(unaudited)
Diluted net income per share on a GAAP basis	$1.05	$1.05
Stock-based compensation expense	0.53	0.42
Amortization of acquired intangibles	0.29	0.10
Acquisition and integration-related costs	0.09	0.14
Restructuring	0.15	0.10
Non-qualified deferred compensation expenses (credits)	—	0.02
Other income or expense related to foreign currency forward exchange contract and settlement associated with an acquisition	—	0.07
Other income or expense related to investments, divestitures and non-qualified deferred compensation plan assets	(0.01)	0.03
Income tax effect of non-GAAP adjustments	0.01	—
Diluted net income per share on a non-GAAP basis	$2.11	$1.93
Shares used in calculation of diluted net income per share	275,278	273,798

For more information, please contact:
Cadence Investor Relations
408-944-7100
investor_relations@cadence.com
Cadence Newsroom
408-944-7039
newsroom@cadence.com

Cadence Design Systems, Inc.
Condensed Consolidated Balance Sheets
September 30, 2026 and December 31, 2025
(In thousands)
(Unaudited)

	September 30, 2026	December 31, 2025
Current assets:
Cash and cash equivalents	$1,452,020	$3,001,317
Receivables, net	1,110,591	944,939
Inventories	448,824	303,545
Prepaid expenses and other	342,452	419,872
Total current assets	3,353,887	4,669,673
Property, plant and equipment, net	603,189	517,004
Goodwill	4,926,955	2,749,143
Acquired intangibles, net	1,792,006	718,223
Deferred taxes	789,077	917,733
Other assets	759,660	581,372
Total assets	$12,224,774	$10,153,148
Current liabilities:
Revolving credit facility	$150,000	$—
Current portion of long-term debt	498,809	—
Accounts payable and accrued liabilities	805,365	856,856
Current portion of deferred revenue	1,012,305	778,435
Total current liabilities	2,466,479	1,635,291
Long-term liabilities:
Long-term portion of deferred revenue	138,228	155,997
Long-term debt	1,984,433	2,480,150
Other long-term liabilities	760,383	407,529
Total long-term liabilities	2,883,044	3,043,676
Stockholders’ equity	6,875,251	5,474,181
Total liabilities and stockholders’ equity	$12,224,774	$10,153,148

Cadence Design Systems, Inc.
Condensed Consolidated Income Statements
For the Three and Nine Months Ended September 30, 2026 and September 30, 2025
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Revenue:
Product and maintenance	$1,487,311	$1,207,703	$4,266,901	$3,489,063
Services	146,000	131,135	425,081	367,582
Total revenue	1,633,311	1,338,838	4,691,982	3,856,645
Costs and expenses:
Cost of product and maintenance	173,867	118,702	502,362	374,672
Cost of services	61,753	63,493	187,123	158,823
Marketing and sales	242,476	192,560	694,995	595,855
Research and development	537,541	423,031	1,577,251	1,304,190
General and administrative	113,020	78,035	289,785	210,162
Amortization of acquired intangibles	33,779	10,233	88,304	28,359
Loss related to contingent liability	—	—	—	128,545
Restructuring	42,159	27,394	41,802	27,332
Total costs and expenses	1,204,595	913,448	3,381,622	2,827,938
Income from operations	428,716	425,390	1,310,360	1,028,707
Interest expense	(30,375)	(29,035)	(97,124)	(87,101)
Other income (expense), net	9,994	(3,572)	133,436	87,476
Income before provision for income taxes	408,335	392,783	1,346,672	1,029,082
Provision for income taxes	118,588	105,661	354,189	308,330
Net income	$289,747	$287,122	$992,483	$720,752
Net income per share - basic	$1.06	$1.06	$3.63	$2.65
Net income per share - diluted	$1.05	$1.05	$3.61	$2.64
Weighted average common shares outstanding - basic	273,748	271,152	273,260	271,471
Weighted average common shares outstanding - diluted	275,278	273,798	275,061	273,440

Cadence Design Systems, Inc.
Condensed Consolidated Statements of Cash Flows
For the Nine Months Ended September 30, 2026 and September 30, 2025
(In thousands)
(Unaudited)

	Nine Months Ended
	September 30, 2026	September 30, 2025
Cash and cash equivalents at beginning of period	$3,001,317	$2,644,030
Cash flows from operating activities:
Net income	992,483	720,752
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	320,159	163,269
Stock-based compensation	429,836	342,011
Gain on divestitures and investments, net	(88,611)	(22,135)
Deferred income taxes	118,684	89,756
ROU asset amortization and change in operating lease liabilities	(2,105)	1,702
Other non-cash items	7,266	4,713
Changes in operating assets and liabilities, net of effect of acquired businesses:
Receivables	(84,285)	(90,666)
Inventories	(172,927)	(60,858)
Prepaid expenses and other	39,812	(14,834)
Other assets	(38,982)	5,811
Accounts payable and accrued liabilities	(263,024)	(23,237)
Deferred revenue	148,835	44,456
Other long-term liabilities	7,295	14,546
Net cash provided by operating activities	1,414,436	1,175,286
Cash flows from investing activities:
Purchases of investments	(98,481)	(35,182)
Proceeds from the sale and maturity of investments	166,529	3,493
Proceeds from the sale of IP and other assets	—	11,500
Purchases of property, plant and equipment	(163,254)	(100,830)
Purchases of intangible assets	(6,975)	—
Cash paid in business combinations, net of cash acquired	(2,143,429)	(250,695)
Net cash used for investing activities	(2,245,610)	(371,714)
Cash flows from financing activities:
Proceeds from revolving credit facility	875,000	—
Payments on revolving credit facility	(725,000)	—
Proceeds from issuance of common stock	139,073	138,069
Stock received for payment of employee taxes on vesting of restricted stock	(195,608)	(148,130)
Payments for repurchases of common stock	(800,025)	(725,025)
Net cash used for financing activities	(706,560)	(735,086)
Effect of exchange rate changes on cash and cash equivalents	(11,563)	40,730
Increase (decrease) in cash and cash equivalents	(1,549,297)	109,216
Cash and cash equivalents at end of period	$1,452,020	$2,753,246

Cadence Design Systems, Inc.
(Unaudited)
Revenue Mix by Geography (% of Total Revenue)

	2025					2026
GEOGRAPHY	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3
Americas	48%	49%	43%	47%	47%	45%	43%	43%
China	11%	9%	18%	12%	13%	13%	15%	16%
Other Asia	19%	19%	18%	20%	19%	20%	20%	19%
Europe, Middle East and Africa	16%	16%	14%	14%	15%	16%	15%	15%
Japan	6%	7%	7%	7%	6%	6%	7%	7%
Total	100%	100%	100%	100%	100%	100%	100%	100%

Revenue Mix by Product Category (% of Total Revenue)

	2025					2026
PRODUCT CATEGORY	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3
Core EDA	71%	71%	71%	69%	70%	71%	68%	69%
Semiconductor IP	14%	13%	14%	15%	14%	14%	15%	15%
System Design and Analysis	15%	16%	15%	16%	16%	15%	17%	16%
Total	100%	100%	100%	100%	100%	100%	100%	100%

Cadence Design Systems, Inc.
Impact of Non-GAAP Adjustments on Forward Looking Operating Margin
As of October 26, 2026
(Unaudited)

	Three Months Ending December 31, 2026	Year Ending December 31, 2026
	Forecast	Forecast
GAAP operating margin as a percent of total revenue	30% - 31%	28.2% - 29.2%
Reconciling items to non-GAAP operating margin as a percent of total revenue:
Stock-based compensation expense	8%	9%
Amortization of acquired intangibles	5%	4%
Acquisition and integration-related costs	1%	2%
Restructuring	0%	1%
Non-GAAP operating margin as a percent of total revenue†	44% - 45%	44.2% - 45.2%

†	The non-GAAP measures presented in the table above should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP.

Cadence Design Systems, Inc.
Impact of Non-GAAP Adjustments on Forward Looking Diluted Net Income Per Share
As of October 26, 2026
(Unaudited)

	Three Months Ending December 31, 2026	Year Ending December 31, 2026
	Forecast	Forecast
Diluted net income per share on a GAAP basis	$1.23 to $1.29	$4.84 to $4.90
Stock-based compensation expense	0.51	2.07
Amortization of acquired intangibles	0.29	1.05
Acquisition and integration-related costs	0.08	0.45
Restructuring	—	0.15
Non-qualified deferred compensation expenses	—	0.03
Other income or expense related to foreign currency forward exchange contract and settlement associated with an acquisition	—	(0.01)
Other income or expense related to investments, divestitures and non-qualified deferred compensation plan assets	—	(0.35)
Income tax effect of non-GAAP adjustments	0.08	0.14
Diluted net income per share on a non-GAAP basis†	$2.19 to $2.25	$8.37 to $8.43

†	The non-GAAP measures presented in the table above should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP.

Cadence Design Systems, Inc.
Impact of Non-GAAP Adjustments on Forward Looking Net Income
As of October 26, 2026
(Unaudited)

	Three Months Ending December 31, 2026	Year Ending December 31, 2026
($ in millions)	Forecast	Forecast
Net income on a GAAP basis	$339 to $355	$1,331 to $1,347
Stock-based compensation expense	139	569
Amortization of acquired intangibles	78	289
Acquisition and integration-related costs	23	122
Restructuring	—	42
Non-qualified deferred compensation expenses	—	9
Other income or expense related to foreign currency forward exchange contract and settlement associated with an acquisition	—	(3)
Other income or expense related to investments, divestitures and non-qualified deferred compensation plan assets	—	(98)
Income tax effect of non-GAAP adjustments	22	40
Net income on a non-GAAP basis†	$601 to $617	$2,301 to $2,317

†	The non-GAAP measures presented in the table above should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP.